Exhibit 23.1




              Consent of Independent Auditors



We hereby consent to the incorporation by reference in the Registration Statement (Form S-8 for an aggregate 2,000,000 shares of Common Stock, $.10 par value pertaining to the 1998 Sales Compensation Plan and the 1998 Employee Stock Purchase Plan) of our report dated May 19, 1998, with respect to the consolidated financial statements and schedule of Computer Associates International, Inc. and subsidiaries included in its Annual Report (Form 10-K) for the year ended March 31, 1998, filed with the Securities and Exchange Commission.



                                     /s/ ERNST & YOUNG LLP


New York, New York
August 21, 1998